UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2015

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2015, Lionbridge and its affiliates who are listed as Credit Parties in the revolving credit agreement dated as of December 21, 2006, as amended to date, among such parties and HSBC BANK USA, NATIONAL ASSOCIATION(the "Amended and Restated Credit Agreement"), entered into additional pledge agreements with certain of Lionbridge’s foreign subsidiaries. More specifically, shares of CLS Communication AG and Tuscany Holding AG held by Lionbridge International, a Credit Party, are subject to these pledge agreements. The description of these Pledge Agreements is qualified in its entirety by reference to the copies thereof filed as Exhibits 10.1 – 10-2, respectively, to this Form 8-K, which are incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

February 4, 2015	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Senior VP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Share Pledge Agreement dated as of January 29, 2015 between Lionbridge International and HSBC Bank USA NA, regarding CLS Communication AG
10.2	Share Pledge Agreement dated as of January 29, 2015 between Lionbridge International and HSBC Bank USA NA, regarding Tuscany Holding AG